Exhibit 5.1


                                February 8, 2005

MDU Communications International, Inc.
60-D Commerce Way
Totowa, New Jersey  07512

Dear Sirs:

         We have acted as special counsel to MDU Communications International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of:

         (a) 6,063,400 shares of the Company's common stock, par value $.001 per share (the "Common Stock," and such shares of Common Stock are referred to herein as the "Shares"), not included on prior registration statements on Form SB-2 filed by the Company, which registration statements are amended by the Registration Statement, for offer and sale by selling stockholders; and

         (b) 2,122,204 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares"), for offer and sale by selling stockholders.

         In connection with the opinion expressed below, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that (a) the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable and (b) the Warrant Shares to be issued upon exercise of warrants have been validly authorized and, when issued in accordance with their terms, will be fully paid and nonasssessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,



                                /s/ Schulte Roth & Zabel LLP